Exhibit 99.1

News Release

Independent Bank Corporation

                                                                                                                   230 West Main Street

                                                                                                                                Ionia, MI 48846

                                                                                                                                616.527.9450

For Release:        Immediately

Contact:                Robert Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION

RECEIVES NASDAQ NOTIFICATION

IONIA, Mich., Dec. 23, 2009 — Independent Bank Corporation (Nasdaq Symbol: IBCP), a Michigan-based community bank, announced that it was notified by The Nasdaq Stock Market that the Company no longer meets the minimum $1.00 per share requirement for continued listing on The Nasdaq Global Select Market under Listing Rule 5450(a)(1). This notice does not result in the immediate delisting of the Company's common stock from The Nasdaq Global Select Market because the Company has a grace period of 180 calendar days under the listing rules, or until June 21, 2010, in which to regain compliance with the minimum bid price rule.

The deficiency letter, dated Dec. 21, 2009, states that if the bid price of the Company's common stock closes at or above $1.00 per share for at least 10 consecutive business days by June 21, 2010, Nasdaq will notify the Company that the matter will be closed. If the Company does not regain compliance by June 21, 2010, Nasdaq will notify the Company that its securities are subject to delisting, which delisting determination could be appealed by the Company.  Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, of The Nasdaq Capital Market and the Company applies to transfer the listing of its common stock to The Nasdaq Capital Market.

The Company is evaluating its options following receipt of this notification and, where possible and deemed in the best interests of the Company and its shareholders, currently intends to take appropriate actions in order to retain the listing of its common stock on the Nasdaq stock market.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq Symbol: IBCP) is a Michigan-based bank holding company with total assets of approximately $3 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation now operates over 100 offices across Michigan’s Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  IndependentBank.com

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Independent Bank Corporation's management for future or past operations, products or services, and forecasts of the Company's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit quality trends. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.